SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

NOVOSTE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No Fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock and Series A preferred stock of ONI Medical Systems, Inc. (“ONI”) to be acquired by Novoste Corporation (“Novoste”) in exchange for shares of Novoste’s common stock

(2)	Aggregate number of securities to which transaction applies:

5,929,806 shares of ONI’s common stock, options and warrants to purchase 3,144,940 shares of ONI’s common stock and 9,147,285 shares of ONI’s Series A preferred stock to be acquired by Novoste in exchange for up to 33,055,560 shares of Novoste’s common stock pursuant to the merger of a wholly owned subsidiary of Novoste with and into ONI

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

one third of $0.01, which is one third of the par value per share of each of the ONI common stock and the ONI Series A preferred stock

(4)	Proposed maximum aggregate value of transaction: $60,741

(5)	Total fee paid: $8.00

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No. :

(3)	Filing Party:

(4)	Date Filed:

Novoste Announces Adjournment of Shareholder Meeting until September 26, 2005 to Permit Negotiation of Revised Terms of Merger Agreement

NORCROSS, Ga.—(BUSINESS WIRE)—Sept. 14, 2005—Novoste Corporation (NASDAQ: NOVT—News) announced today that it adjourned its Special Meeting in lieu of an Annual Meeting of Shareholders until September 26, 2005. The Company stated that it had convened its shareholders’ meeting on September 14, 2005, as scheduled, and adjourned the meeting to provide further time to negotiate revised terms of its merger agreement with ONI Medical Systems.

Alfred J. Novak, the company’s President and Chief Executive Officer stated: “Based upon the comments we have received from a number of our shareholders on the proposed merger transaction, the Company and ONI are currently negotiating certain revisions to the terms of the Merger Agreement. If we are successful in this effort, we will disseminate to our shareholders a supplemental proxy statement describing the terms as revised. There can be no assurance, however, that Novoste and ONI will be able to reach agreement on the terms of a revised agreement.”

Novoste noted that the meeting will be reconvened on September 26, 2005 at 9:00 a.m. local time at the Novoste headquarters located at 4350 International Blvd., Norcross, Georgia.

About Novoste

Novoste common stock is traded on the NASDAQ National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit Novoste’s web site at www.novoste.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the benefits of the proposed merger between Novoste and ONI, the combined company’s plans, objectives and expectations, Novoste’s proposed sale of its VBT business, and all other statements that are not historical facts. These forward-looking statements are based on the current beliefs and expectations of Novoste’s and ONI’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in these forward-looking statements.

Contact:

Novoste Corporation, Norcross

Alfred J. Novak, 770-717-6096